Exhibit 99.1

The ONE Group Hospitality Announces Pricing of $2.625 Million Registered Direct Offering

NEW YORK--(BUSINESS WIRE)-- The ONE Group Hospitality, Inc. (Nasdaq:STKS) today announced that it has entered into a securities purchase agreement with certain accredited investors providing for the purchase and sale of 1,750,000 shares of common stock at a price of $1.50 per share in a registered direct offering, resulting in total gross proceeds of $2.625 million. The Company also agreed to issue unregistered warrants to the investors in a concurrent private placement to purchase up to 875,000 shares of common stock with an exercise price of $1.63 per share, which was the Nasdaq consolidated closing bid price per share on November 14, 2017. The warrants will be exercisable six months following the closing date and will expire five years from the date they become exercisable. The closing of the sale of the securities is expected to take place on or about November 16, 2017, subject to the satisfaction of customary closing conditions.

The shares of common stock were offered pursuant to a shelf registration statement on Form S-3 (File No. 333-203429), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on May 22, 2015. The warrants and shares issuable upon exercise of the warrants were offered in a concurrent private placement and have not been registered under the Securities Act of 1933, as amended. The Company has agreed to file a registration statement on Form S-1 with the SEC covering the resale of the shares of common stock issuable upon exercise of the warrants.

Pursuant to an agreement with one of the investors, Mr. Kin Chan shall be appointed as a director of the Company upon the closing of the investment. Mr. Chan, who qualifies as an independent director, will replace Nicholas Giannuzzi, who will resign.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. A prospectus supplement relating to the shares of common stock will be filed by The ONE Group Hospitality with the SEC. When available, copies of the prospectus supplement, together with the accompanying prospectus, can be obtained at the SEC’s website at www.sec.gov or from the Company, 411 W. 14th Street, 2nd Floor, New York, New York 10014 or by telephone at (646) 624-2400.

About The ONE Group Hospitality, Inc.

The ONE Group Hospitality, Inc. (Nasdaq: STKS) is a global hospitality company that develops and operates upscale, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos and other high-end venues both nationally and internationally. The ONE Group Hospitality’s primary restaurant brand is STK, a modern twist on the American steakhouse concept with locations in major metropolitan cities throughout the U.S. and Europe. ONE Hospitality, The ONE Group’s food and beverage hospitality services business, provides the development, management and operations for premier restaurants and turn-key food and beverage services within high-end hotels and casinos. Additional information about The ONE Group Hospitality, Inc. can be found at www.togrp.com.

Cautionary Statement on Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. For example, the statements related to the exploration of strategic alternatives and the potential results therefrom and the statements related to our strategic review of our operations targeting sources for 2017 and beyond are forward-looking. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to, (1) our ability to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain our key employees; (2) factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (3) in the case of our strategic review of operations, our ability to successfully improve performance and cost, realize the benefits of our marketing efforts, and achieve improved results as we focus on developing new management and license deals; (4) changes in applicable laws or regulations; (5) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (6) other risks and uncertainties indicated from time to time in our filings with the SEC, including our Annual Report on Form 10-K filed on April 5, 2017.

Investors are referred to the most recent reports filed with the SEC by The ONE Group Hospitality, Inc. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts

Investors:

ICR

Michelle Michalski, 646-277-1224

Source: The ONE Group Hospitality, Inc.